EXHIBIT 99.3

To 8-K dated October 24, 2006

Seacoast Banking Corporation of Florida

Third Quarter 2006 Financial Highlights

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the integration and consolidation of Seacoast with Big Lake and Century, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the mergers, as well as statements with respect to Seacoast, Big Lake and Century’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast, Big Lake and Century will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of Big Lake and Century’s customers by competitors; as well as the difficulties and risks inherent with entering the Central Florida market.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Total Revenues Increase

(Dollars in thousands)	QTR3 06	QTR3 05	Growth	% Growth
Net Interest Income	$ 23,144	$ 19,091	$ 4,053	21.2%
Noninterest Income	5,571	5,279	292	5.5
Total Revenues	$ 28,715	$ 24,370	$ 4,345	17.8%

Dollars in Thousands; Excludes provision for Loan Losses, Interest Rate Swap Profits (Losses), and Securities Gains (Losses) Calculated on a Fully Taxable Equivalent Basis

Overhead Ratio

	Q3-04	Q4-04
Overhead Ratio	65.6%	65.0%

	Q1-05	Q2-05	Q3-05	Q4-05
Overhead Ratio	65.4%	62.1%	62.5%	62.1%

	Q1-06	Q2-06	Q3-06
Overhead Ratio	62.5%	61.1%	64.7%

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Noninterest Income Excludes Security Gains (Losses) and Interest Rate Swap Profits (Losses)

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Noninterest Expense Excludes Merger/Nonrecurring Charges and Non-cash Core Deposit Intangible Amortization

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Net Interest Income is included on a Tax Equivalent Basis

Loan Growth

Loan Growth Remains Strong at a 20% Growth Rate Year over Year, Excluding Big Lake Loans of $197 Million

(Dollars in thousands)	Q3-2005	Q4-2005	Q1-2006	Q2-2006	Q3-2006
Loans, net of unearned income	$ 1,217,919	$ 1,289,995	$1,339,070	$1,614,646	$1,656,061

Commercial Lending Originations

(Dollars in thousands)	Q3-2005	Q4-2005	Q1-2006	Q2-2006	Q3-2006
Commercial Originations*	$ 125,000	$ 112,000	$ 117,000	$ 106,000	$ 80,000

*  Includes Commercial Real Estate

Deposit Performance

Deposits Decline 4.3% Over Last Twelve Months, Excluding Big Lake Deposits of $256 Million

(Dollars in millions)	Q3-04	Q4-04
Core Deposits	824	907
Time Deposits > $100,000	106	120
DDA	251	345

(Dollars in millions)	Q1-05	Q2-05	Q3-05	Q4-05
Core Deposits	976	1,120	1,170	1,138
Time Deposits > $100,000	133	142	167	173
DDA	367	482	442	473

(Dollars in millions)	Q1-06	Q2-06	Q3-06
Core Deposits *	1,170	1,313	1,279
Time Deposits >$100,000	193	227	254
DDA	441	489	425

*Includes Time Deposits < $100,000

Deposit Mix

	QTR1 06	QTR2 06	QTR3 06
Demand	24%	24%	22%
Core *	65	65	65
Time Deposits > $100,000	11	11	13
Total	100%	100%	100%

*Includes Time Deposits < $100,000

Cost of Deposits

	Q4-04	Q1-05	Q2-05	Q3-05
Fed Funds Rate	2.25%	2.75%	3.25%	3.75%
Cost of Deposits	1.03%	1.09%	1.18%	1.32%

	Q4-05	Q1-06	Q2-06	Q3-06
Fed Funds Rate	4.25%	4.75%	5.25%	5.25%
Cost of Deposits	1.54%	1.71%	1.99%	2.29%

Average Earning Asset Growth

(Dollars in billions)	Q1-05	Q2-05	Q3-05	Q4-05
Average Earning Assets	$1.59	$1.83	$1.89	$1.97

(Dollars in billions)	Q1-06	Q2-06	Q3-06
Average Earning Assets	$1.98	$2.25	$2.18

Average loans represent 75% of earning assets at September 30, 2006, compared to 63% at December 31, 2005 and 60% at December 31, 2004

Prime Based Loans

(Dollars in thousands)	Q3-05	Q4-05	Q1-06	Q2-06	Q3-06
Prime Based Loans	$390,000	$416,000	$426,000	$496,000	$507,000

Total Floating Rate Assets

Floating Rate Assets (Loans, Investments, and Overnight Funds)

(Dollars in thousands)	Q3-05	Q4-05	Q1-06	Q2-06	Q3-06
Ending Floating Rate Assets	$ 617,000	$ 677,000	$ 632,000	$ 644,000	$568,000
Prime Rate	6.75%	7.25%	7.75%	8.25%	8.25%

Net Interest Margin and Net Interest Income

(Dollars in thousands)	Q3-05	Q4-05	Q1-06	Q2-05	Q3-05
Net Interest Margin	4.01%	4.04%	4.16%	4.29%	4.22%
Net Interest Income	$ 19,091	$ 20,062	$ 20,274	$ 24,030	$ 23,144

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County